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Exhibit 5.1

[Ropes & Gray letterhead]

December 12, 2007

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965-1000

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement"), filed by Affiliated Managers Group, Inc. (the "Company"), on the date hereof, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and (ii) one or more series of debt securities of the Company (the "Debt Securities"), which may be convertible into or exchangeable for shares of the Common Stock. The Debt Securities will be issued under an Indenture dated as of December 21, 2001, between the Company and The Bank of New York, as Trustee (together with any amendment or supplement thereto, the "Indenture"). The Common Stock and the Debt Securities are collectively referred to herein as the "Securities."

        In connection with this opinion, we have examined and relied upon the Registration Statement and such other records, agreements, certificates and documents, and have made legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates of officers of the Company and of public officials and documents furnished to us by the Company.

        We express no opinion as to the laws of any jurisdiction other than those of the State of New York, the Delaware General Corporate Law and the Federal laws of the United States of America.

        Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

        1.     When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

        2.     When the issuance and terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

        In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and the Indenture and any other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary for the issuance of the shares of Common Stock pursuant to the Registration Statement.

        Our opinion in paragraph 2 is subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Ropes & Gray LLP

                      Ropes & Gray LLP

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  Exhibit 5.1